Exhibit 10.3

THIS IS AN IMPORTANT DOCUMENT, WHICH SETS OUT THE TERMS AND CONDITIONS OF YOUR COMMITTED OVERDRAFT FACILITY. WE RECOMMEND THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OF THE FACILITY.

[The Royal Bank of Scotland Logo Appears Here]

Confirmation of Committed Business Overdraft

Facility

Private & Confidential

Bottomline Technologies Europe Limited Company Number 1911956 115 Chatham Street Reading RG1 7JX	Thames Valley Corporate Address: Abbey Gardens 4 Abbey Street Reading RG1 3BA Telephone: 01189 522116

Facility Account: 67486932 at Reading Market Place branch (sorting code 60 17 21)

Overdraft Limit: £2,000,000

Agreed Interest Rate: 2.00% per annum over the Bank’s Base Rate

Bank’s Base Rate: currently 4.75% per annum (but may vary from time to time)

Unauthorized Overdraft Rate: currently 4.00% per annum over the Bank’s Base Rate (but may vary from time to time subject to one month’s notice)

Arrangement Fee: £10,000

Expiry Date: 31 December 2005

Principal Terms

1.	We offer you a committed overdraft facility (the Facility) subject to the terms of this Confirmation and the Committed Overdraft General Terms (COGT) attached.

2.	Provided that none of the Events of Default detailed in Clause 3 occur, the Facility will be available until the Expiry Date.

3.	If any of the following events (Events of Default) occurs, we may, by giving written notice, demand immediate repayment of the outstanding borrowing on the Facility Account, require that the amounts from time to time owing under the Facility become repayable upon demand or cancel the Facility and exercise our rights under any security:
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(a)	the Overdraft Limit is exceeded;
(b)	the commencement of any winding-up, bankruptcy or administration proceedings against you or the appointment of a receiver or administrative receiver in respect of any of your property or you make arrangements with creditors;
(c)	if you are a sole trader, you die;
(d)	your business ceases to trade or, if you are a partnership, the partnership is dissolved;
(e)	any procedure is used against you to attach or take possession of any property for payment of a debt;
(f)	you are in breach of any financial obligation to us or any other creditor;
(g)	you fail to provide any information regarding your financial condition or business operations detailed in Clause 5;
(h)	the financial covenants detailed in Clause 6 are breached; or
(i)	any information given to us is inaccurate or there is a material non-disclosure by you to us.

4.	Interest will be charged:-

(a)	up to the Overdraft Limit, at the Agreed Interest Rate; and
(b)	in excess of the Overdraft Limit (or after we have demanded immediate repayment of the outstanding borrowing on the Facility Account in terms of Clause 3 of this Confirmation or Clause C of the COGT), at the Unauthorised Overdraft Rate.

5.	To enable us to monitor the Facility you will provide:-

(a)	as soon as they become available but in any event within 180 days after the end of your financial year and in a format acceptable to us, copies of your business accounts for that year;
(b)	as soon as they become available but in any event no later than 31 days after the end of the accounting period to which they relate and in a format acceptable to us, quarterly management accounts incorporating balance sheet and profit and loss account; and
(c)	promptly, such further information regarding your financial condition and business operations as we may reasonably request (including audited business/management accounts where not already supplied).

6.	The financial statements and management accounts will require to demonstrate that on the last day of the period covered by the relevant statements/accounts, Overdraft Utilisation was not more than the aggregate of Written Down Value Of Debtors plus Written Down Value of 115 Chatham Street, Reading.

7.	The Arrangement Fee will be debited by us to the Facility Account on the 31st January 2005.

8.	The Facility will be secured as set out in the attached Schedule. We shall not be obliged to provide the Facility until any such security is completed to our satisfaction. All security will require to be granted in our standard form.

9.	We are not obliged to provide the Facility until you have accepted the Facility on the terms set out in this Confirmation and COGT by returning the duplicate of this Confirmation to us duly signed.

For the Royal Bank of Scotland plc Acting As Agent For National Westminster Bank plc.

[signature illegible]

Date

Having decided that the Facility is appropriate and in my/our interests, it is hereby accepted on the terms set out in this Confirmation and the COGT overleaf.

Signature	/s/ Peter Fortune	Date	07/02/05	Signature	Date

Signature		Date		Signature	Date

Committed Overdraft General Terms (COGT)

These COGT explain your and our rights and responsibilities in respect of the Facility and should be read in conjunction with the Confirmation attached specific to the Facility. Definitions and meanings used in the Confirmation attached also apply in these COGT (and vice versa) unless the context requires otherwise.

A. Overdraft Limit

The Facility enables you to overdraw the Facility Account up to the Overdraft Limit. The Overdraft Limit should not be exceeded without our prior consent and we may refuse to allow any payment or withdrawal which could have that effect. If we allow a payment or withdrawal or a series of payments or withdrawals which results in the Overdraft Limit being exceeded, it will not mean that the Overdraft Limit has changed or that we are bound to allow any other payment or withdrawal which could result in the Overdraft Limit being exceeded at other times.

We may debit the Facility Account under Clauses D and E of these COGT even if it results in the Overdraft Limit being exceeded.

B. Uncleared credits

We may disregard any uncleared credits when calculating the amount outstanding under the Facility (and any interest payable). If however we pay a cheque or cheques (or allow any other payment or withdrawal or a series of payments or withdrawals) against uncleared credits at any time we are not bound to do so at other times.

C. Renewal of Facility

At any time during the 30 days prior to the Expiry Date you may request (or we may offer) to renew the Facility for a further period of up to 365 days, subject to us undertaking a full credit assessment and further documentation. If the Facility is not renewed before the Expiry Date any borrowing outstanding under the Facility will become repayable on demand and the Facility may be unconditionally cancelled by us at any time.

D. Interest

Interest will be calculated both before and after demand, decree or judgement on a daily basis on the cleared debit balance and will be debited by us to the Facility Account quarterly on the second last business day of March, June, September and December.

E. Costs/Charges

You must pay any costs incurred by us in connection with the Facility whether as aresult of you breaking the terms of the Facility or not. These costs will include (but not be limited to) costs of taking and discharging any security; taking steps, including court action, to obtain payment; enforcing and/or preserving the Bank’s rights under any security held for the Facility; tracing you if you change address without notice and communicating with you if you break the terms of the Facility or an Event of Default occurs. We may debit such costs to the Facility Account.

F. Change in law, regulation or directive

If as a result of a change of any applicable law, regulation or directive, the cost to us of providing the Facility (including contingent) any of your credit balances (whether subject to notice or not) on any of your accounts with us in your name. We do not have to give you any prior notice to do this.

G. Set off

We shall be entitled to set-off against any of your liabilities under this agreement (whether present, future, actual or contingent) any of your credit balances (whether subject to notice or not) on any of your accounts with us in your name. We do not have to give you any prior notice to do this.

H. Joint and several liability

If you are more than one person then the word “you” shall refer to such persons both together and separately and the obligations of those persons under the Facility shall be joint and several, that is to say, each of you can be held liable both jointly and individually for all of the obligations under the facility.

I. Miscellaneous

These terms will not be affected by the Facility Account being allocated another account number by us or being transferred to another of our branches, offices or departments. In the event of a conflict between (i) the terms of the Confirmation attached and these COGT and (ii) any other terms which apply to the Facility Account then the terms of the Confirmation attached and these COGT will prevail.

J. Financial Definitions

The Following definitions relate to Clause 6

“Overdraft Utilisation” means the debtor balance on the Facility Account as at the Close of business on the final business day of the period covered by the financial statements or management accounts.

“Written Down Value Of Debtors” means 30% of the total value of your trade debtors aged less than 90 days excluding, as determined by the Bank (a) inter company debtors and (b) debtors in dispute or known to be doubtful.

“Written Down Value Of 115 Chatham Street, Reading” means 70% of the value of the property at 115 Chatham Street, Reading, such value evidenced by the most recent Bank addressed professional valuation on an open market basis held by the Bank at any relevant time.

[LOGO APPEARS HERE]

This is the Schedule referred to in the Bank’s Confirmation of Committed Business

Overdraft Facility to the Customer dated: 6 January 2005

Customer: Bottomline Technologies Europe Limited

The overdraft facility made available by the Bank to the Customer in terms of the Confirmation of Committed Business Overdraft Facility shall be secured by the following :-

(1)	the existing available security held by the Bank as follows :-

(a)	Debentures by and an Inter Company Guarantee between you, Bottomline Technologies Limited company number 03693514 and Bottomline Transactional Services Limited;

(b)	First Legal Charges over the following properties and their associated assets by you :-
-	115 Chatham Street, Reading;
-	97 to 113 (odd numbers) and 117 Chatham Street, Reading;
-	land at the site that was formerly 93 and 95 Chatham Street, Reading; and

(c)	a Letter of Comfort by Bottomline Technologies Inc; and

(2)	any further security which the Bank may not or in future hold.